EXHIBIT 10.18

SIXTH REPLACEMENT REVOLVING PROMISSORY NOTE

$2,000,000	Rockville, Maryland
As of October 1, 2001

     FOR VALUE RECEIVED, BIORELIANCE CORPORATION, a corporation organized and in good standing under the laws of the State of Delaware, successor in interest to Microbiological Associates, Inc. (the “Company”), BIORELIANCE TESTING AND DEVELOPMENT, LLC, a limited liability company organized and in good standing under the laws of the State of Delaware (“BT&D LLC”), BIORELIANCE MANUFACTURING, LLC, a limited liability company organized and in good standing under the laws of the State of Delaware (“BMF LLC”) and BIORELIANCE VIRAL MANUFACTURING, INC. (formerly known as Magenta Viral Production, Inc.), successor in interest to BioReliance Testing and Development, Inc. and BioReliance Manufacturing, Inc., a corporation organized and in good standing under the laws of the State of Delaware (“Viral Manufacturing;” together with the Company, BT&D LLC, and BMF LLC, each a “Borrower” and collectively, the “Borrowers”), jointly and severally, promise to pay to the order of BANK OF AMERICA, N.A., successor to NATIONSBANK, N.A., each a national banking association, its successors and assigns (the “Lender”), the principal sum of TWO MILLION DOLLARS ($2,000,000) (the “Principal Sum”), or so much thereof as has been or may be advanced or readvanced to or for the account of the Borrowers pursuant to the terms and conditions of the Loan Agreement (as hereinafter defined), together with interest thereon at the rate or rates hereinafter provided, in accordance with the following:

     1.     Interest. Commencing as of the date hereof and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest at the LIBOR Rate (as hereinafter defined), plus the applicable LIBOR Rate Additional Percentage (the “LIBOR Rate Option”).

            (a)     For purposes hereof, the “LIBOR Rate Additional Percentage” shall mean the percentages applicable to this Note in accordance with the following:

(i) If the ratio of Funded Debt divided by EBITDA is equal to or greater than 2.75 to 1.0, the LIBOR Rate Additional Percentage shall be two and three quarters percent (2.75%);

(ii) If the ratio of Funded Debt divided by EBITDA is less than 2.75 to 1.0, but equal to or greater than 2.0 to 1.0, the LIBOR Rate Additional Percentage shall be one and three quarters percent (1.75%);

(iii) If the ratio of Funded Debt divided by EBITDA is less than 2.0 to 1.0, but equal to or greater than 1.25 to 1.0 the LIBOR Rate Additional Percentage shall be one and one quarter percent (1.25%); and

(iv) If the ratio of Funded Debt divided by EBITDA is less than 1.25 to 1.0, the LIBOR Rate Additional Percentage shall be .85/100 percent (0.85%)

            (b)     The initial LIBOR Rate Additional Percentage shall be one and one quarter percent (1.25%). Thereafter, the applicable LIBOR Rate Additional Percentage for all Advances shall be calculated and adjusted quarterly, based on the quarterly financial statements of the Borrowers required to be submitted to the Lender pursuant to Section 5.1(c) of the Loan Agreement, commencing with the statements for the quarter ending December 31, 2001. Such quarterly changes shall be effective commencing five (5) Banking Days after submission by the Borrowers of the required financial statements; it being understood, however, that, subject to the provisions of the immediately following sentence, in the event the quarterly financial statements are not submitted when due, the LIBOR Rate Additional Percentage shall be two percent (2.00%), until such financial statements are submitted as required, at which time, the LIBOR Rate Additional Percentage (for the balance of the quarterly period) shall be determined as set forth above. If such financial statements are not submitted when due, but are received within thirty (30) days of when due, the Lender will return to the Borrower any additional interest collected in excess of the amount that should have otherwise been due hereunder based on the financial statements. For purposes of this Note, “Funded Debt” and “EBITDA” shall each be determined based on the consolidated quarterly financial statements of the Borrowers and shall have the meanings set forth in the Loan Agreement.

            (c)     For purposes hereof, the “LIBOR Rate” shall mean a fluctuating rate of interest equal to the one month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the one month London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on the second preceding business day as adjusted from time to time in Lender’s sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. If for any reason such rate is not available, the term “LIBOR Rate” shall mean the fluctuating rate of interest equal to the one month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the one month London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on the second preceding business day, as adjusted from time to time in Lender’s sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO page, the applicable rate shall be the arithmetic mean of all such rates. “Telerate Page 3750” means the British Bankers Association Libor Rates (determined as of 11:00 a.m. London time) that are published by Dow Jones Telerate, Inc.

            (d)     The Borrowers shall pay to the Lender, as additional interest, the following sums, at the time and in the manner hereinafter set forth:

                          (A)    if, due to either: (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) the compliance by the Lender with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining advances of all or a portion of the Principal Sum, then the Borrowers shall from time to time, upon demand by the Lender, pay to the Lender additional amounts to indemnify the Lender against any such increased costs. A certificate as to the amount of such increased costs submitted to the Borrowers by the Lender shall in the absence of manifest error be conclusive. It shall be deemed, for purposes of computing any increased costs pursuant to this Section, that (i) the making and maintaining of advances of the Principal Sum which accrue interest based on the LIBOR Rate have been made by the Lender from its office in London, England and (ii) the funding of each Advance of the Principal Sum by the Lender which accrues interest based on the LIBOR Rate has been made through the London

Interbank Market. Such additional cost shall be payable hereunder at the time and in the manner that interest is payable hereunder for such costs incurred since the last interest payment;

                          (B)    the Borrowers shall also pay to the Lender at the time and in the manner that interest is payable hereunder for each advance, the cost since the last interest payment date, as determined in good faith by the Lender, of complying, in connection with such advance during such interest period, with any reserve, special deposit or similar requirement (including but not limited to reserve requirements under Federal Reserve Regulation D) imposed or deemed applicable against any assets held by or deposits or accounts in or with or credit extended by the Lender, or the office of the Lender in London, England, by any United States governmental authority charged with the administration of such requirements. Each notification as to the amount of such cost, delivered to the Borrowers by the Lender shall, in the absence of manifest error, be conclusive as to the amount of such cost. It shall be deemed for purposes of computing cost pursuant to the above provision that the making and maintaining of each advance which accrues interest based on the LIBOR Rate has been made by the Lender through its office in London, England.

            (e)     In respect to any interest rate election hereunder and any transactions contemplated hereby, the Borrowers authorize the Lender to accept, rely upon, act upon and comply with, any verbal or written instructions, requests, confirmations and orders of Capers W. McDonald, President and CEO, or John Coker, CFO, or their successors in office, on behalf of the Borrowers. The Borrowers acknowledge and agree that the transmission between the Borrowers and the Lender of any such instructions, requests, confirmations and orders involves the possibility of errors, omissions, mistakes and discrepancies and agrees to adopt such internal measures and operational procedures to protect its interests. By reason thereof, the Borrowers hereby assume all risk of loss and responsibility for, releases and discharges the Lender from any and all responsibility or liability for, and agrees to indemnify, reimburse on demand and hold the Lender harmless from, any and all claims, actions, damages, losses, liability and expenses by reason of, arising out of or in any way connected with or related to, (i) the Lender’s acceptance, reliance and actions upon, compliance with or observation of any such instructions, requests, confirmations or orders, and (ii) any such errors, omissions, mistakes and discrepancies, except those caused by the Lender’s gross negligence or willful misconduct.

            (f)     All interest payable under the terms of this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

     2.     Payments and Maturity. The unpaid Principal Sum, together with interest thereon at the rate or rates provided above, shall be payable as follows:

            (a)     Interest only on the unpaid Principal Sum shall be due and payable monthly, commencing October 31, 2001 and on the last day of each month thereafter to maturity; and

            (b)     Unless sooner paid, the unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on May 31, 2003.

     The fact that the balance hereunder may be reduced to zero from time to time pursuant to the Loan Agreement will not affect the continuing validity of this Note or the Loan Agreement, and the balance may be increased to the Principal Sum after any such reduction to zero.

     3.     Default Interest. Upon the occurrence of an Event of Default (as hereinafter defined), the unpaid Principal Sum shall bear interest thereafter at a rate five percent (5.0%) per annum in excess of the LIBOR Rate until such Event of Default is cured.

     4.     Late Charges. If the Borrowers shall fail to make any payment under the terms of this Note within fifteen (15) days after the date such payment is due, the Borrowers shall pay to the Lender on demand a late charge equal to three percent (3%) of such payment.

     5.     Application and Place of Payments. All payments, made on account of this Note shall be applied first to the payment of any late charge then due hereunder, second to the payment of accrued and unpaid interest then due hereunder, and the remainder, if any, shall be applied to the unpaid Principal Sum. All payments on account of this Note shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of the Lender at its principal office in Rockville, Maryland or at such other times and places as the Lender may at any time and from time to time designate in writing to the Borrowers.

     6.     Loan Agreement and Other Loan Documents. This Note is the “Second Restated Note” described in that certain Fourth Amendment to Amended and Restated Replacement Loan Agreement of even date herewith by and among the Borrowers and the Lender, which amends that certain Amended and Restated Replacement Loan Agreement dated October 31, 1997 by and among the Borrowers and the Lender (the Amended and Restated Replacement Loan Agreement, as thereafter amended from time to time, is hereinafter called the “Loan Agreement”). This Note amends and restates in its entirety that certain Fifth Replacement Revolving Promissory Note dated as of May 31, 2001 in the maximum principal amount of Two

Million Dollars ($2,000,000) from the Borrowers in favor of the Lender (as amended from time to time, the “Replacement Note”). It is expressly agreed that the indebtedness evidenced by the Replacement Note has not been extinguished or discharged hereby. The Borrowers agree that the execution of this Agreement is not intended to and shall not cause or result in a novation with respect to the Replacement Note. The indebtedness evidenced by this Note is included within the meaning of the term “Obligations” as defined in the Loan Agreement. The term “Loan Documents” as used in this Note shall mean collectively this Note, the Loan Agreement and any other instrument, agreement, or document previously, simultaneously, or hereafter executed and delivered by the Borrowers and/or any other person, singularly or jointly with any other person, evidencing, securing, guaranteeing, or in connection with the Principal Sum, this Note and/or the Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

     7. Additional Parties; Assumption. BT&D LLC and BMF LLC agree (i) to become joint and several co-makers of this Note; (ii) to be bound by all the terms and conditions of this Note; (iii) to assume and agree to pay and perform when due all present and future indebtedness, liabilities and obligations of a Borrower under, based upon, or arising out of the Loan Documents and instruments and agreements relating thereto; and (iv) to honor, perform and comply with, in all respects, all terms and provisions of all of the Loan Documents. All references in the Loan Documents to “Borrower” shall be deemed to refer to BT&D LLC and BMF LLC. Furthermore, all present and future obligations of the Borrowers under the Loan Documents shall be deemed to refer to all present and future obligations of BT&D LLC and BMF LLC.

     8.     Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (individually, an “Event of Default” and collectively, the “Events of Default”) under the terms of this Note:

            (a)     The failure of the Borrowers to pay to the Lender when due any and all amounts payable by the Borrowers to the Lender and such failure remains uncured for five (5) days after written notice thereof; or

            (b)     The occurrence of an event of default (as defined therein) under the terms and conditions of any of the other Loan Documents.

     9.     Remedies. Upon the occurrence of an Event of Default, at the option of the Lender, all amounts payable by the Borrowers to the Lender under the terms of this Note shall immediately become due and payable by the Borrowers to the Lender without notice to the Borrowers or any other person, and the Lender shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Loan Documents and all applicable laws. The Borrowers and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Borrowers, guarantors and endorsers.

     Until such time as the Lender is not committed to extend further credit to the Borrowers and all Obligations of the Borrowers to the Lender have been indefeasibly paid in full in cash, and subject to and not in limitation of the provisions set forth in the next following paragraph below, no Borrower shall have any right of subrogation (whether contractual, arising under the Bankruptcy Code or otherwise), reimbursement or contribution from any Borrower or any guarantor, nor any right of recourse to its security for any of the debts and obligations of any Borrower which are the subject of this Note. Except as otherwise expressly permitted by the Loan Agreement, any and all present and future debts and obligations of any Borrower to any other Borrower are hereby subordinated to the full payment and performance of all present and future debts and obligations to the Lender under this Note and the Loan Agreement and the Loan Documents, provided, however, notwithstanding anything set forth in this Note to the contrary, prior to the occurrence of a payment Default, the Borrowers shall be permitted to make payments on account of any of such present and future debts and obligations from time to time in accordance with the terms thereof.

     Each Borrower further agrees that, if any payment made by any Borrower or any other person is applied to this Note and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any property hereafter securing this Note is required to be returned by the Lender to any Borrower, its estate, trustee, receiver or any other party, including, without limitation, such Borrower, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, such Borrower’s liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto any such lien, security interest or other collateral hereafter securing such Borrower’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, this Note (and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Borrower in respect of the amount of such payment (or any lien, security interest or other collateral securing such obligation).

     The JOINT AND SEVERAL obligations of each Borrower under this Note shall be absolute, irrevocable and unconditional and shall remain in full force and effect until the outstanding principal of and interest on this Note and all other Obligations or amounts due hereunder and under the Loan Agreement and the Loan Documents shall have been indefeasibly paid in full in cash in accordance with the terms thereof and this Note shall have been canceled.

     10.     Expenses. The Borrowers, jointly and severally, promise to pay to the Lender on demand by the Lender all reasonable costs and expenses incurred by the Lender in connection with the collection and enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses and all court costs.

     11.     Notices. Any notice, request, or demand to or upon the Borrowers or the Lender shall be deemed to have been properly given or made when delivered in accordance with Section 9.1 of the Loan Agreement.

     12.     Miscellaneous. Each right, power, and remedy of the Lender as provided for in this Note or any of the other Loan Documents, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or any of the other Loan Documents or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Note or any of the other Loan Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power, or remedy at a later time or times. By accepting payment after the due date of any amount payable under the terms of this Note, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

     13.     Partial Invalidity. In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

     14.     Captions. The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope or intent of this Note.

     15.      Applicable Law. Each of the Borrowers acknowledges and agrees that this Note shall be governed by the laws of the State of Maryland, even though for the convenience and at the request of the Borrowers, this Note may be executed elsewhere.

     16.     ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF THIS NOTE, THE LOAN DOCUMENTS OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR ARBITRATION OF COMMERCIAL DISPUTES OF ENDISPUTE, INC., D/B/A J.A.M.S./ENDISPUTE (“J.A.M.S.”) AND THE “SPECIAL RULES” SET FORTH BELOW. IN THE EVENT OF AN INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS NOTE, AGREEMENT OR DOCUMENT MAY BRING ANY ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS NOTE, AGREEMENT OR DOCUMENT RELATES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     (A)    SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN MONTGOMERY COUNTY, MARYLAND AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR. IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE

ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCING OF SUCH HEARING FOR AN ADDITIONAL SIXTY (60) DAYS.

     (B)    RESERVATION OF RIGHTS. NOTHING IN THIS NOTE, AGREEMENT OR DOCUMENT SHALL BE DEEMED TO: (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS NOTE, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY THE LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. §91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE LENDER: (A) TO EXERCISE SELF HELP REMEDIES ( BUT NOT INCLUDING SETOFF), OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS NOTE, AGREEMENT OR DOCUMENT. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF ANY ACTION FOR FORECLOSURE OR FOR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE

CLAIMANT IN SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed under seal by their duly authorized officers as of the date first written above.

WITNESS/ATTEST:	BIORELIANCE CORPORATION

/s/ Evdoxia E. Kopsidas	By:	/s/ John L. Coker	(SEAL)

		Name:	John L. Coker
		Title:	Vice President— Finance and Administration, Chief Financial Officer

WITNESS/ATTEST:	BIORELIANCE TESTING AND DEVELOPMENT, LLC

/s/ Evdoxia E. Kopsidas	By:	/s/ John L. Coker	(SEAL)

		Name:	John L. Coker
		Title:	Vice President— Finance and Administration, Chief Financial Officer

WITNESS/ATTEST:	BIORELIANCE MANUFACTURING, LLC

/s/ Evdoxia E. Kopsidas	By:	/s/ John L. Coker	(SEAL)

		Name:	John L. Coker
		Title:	Vice President— Finance and Administration, Chief Financial Officer

WITNESS/ATTEST:	BIORELIANCE VIRAL MANUFACTURING, INC.

/s/ Evdoxia E. Kopsidas	By:	/s/ John L. Coker	(SEAL)

		Name:	John L. Coker
		Title:	Vice President— Finance and Administration, Chief Financial Officer

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